                                     PERFORMANCE AND RETENTION INCENTIVE AGREEMENT

         This agreement ("Agreement") is entered into effective as of January 1, 2002, by and between Thomas R.
McDaniel, an individual ("TRM"), and Edison Capital, a California corporation ("EC").

                                                       RECITALS

         A.       TRM has recently  commenced duties as Chief Executive  Officer of Edison Mission Energy ("EME") while continuing his  responsibilities  as Chief  Executive  Officer of Edison  Capital,  and EC recognizes that TRM has been asked to assume a highly unusual and particularly demanding role in a challenging period for both companies.

         B.       EC is facing critical  business  challenges  over a multi-year  period and it is in the best interest of EC to provide TRM with  incentives  that will  encourage his  retention  through that period and  achievement  of EC corporate goals and objectives.

                                                       AGREEMENT

         NOW,  THEREFORE,  in  consideration  of  TRM's  valuable  services  to EC  and  of  other  good  and  valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1.      Purpose.  In lieu of TRM's participation in the Executive Incentive Compensation Plan during the
Performance Period, this Agreement establishes a performance and retention incentive for TRM as hereinafter described.

         2.      Definitions.  When capitalized herein, the following terms are defined as indicated:

         "Board" means the Board of Directors of EC.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Edison International Compensation and Executive Personnel Committee.

         "EIX" means Edison International.

         "EIX Company" means a corporation 100% of the voting common stock of which is owned (directly or indirectly)
by EIX.

         "Executive Payroll" means the payroll comprised of positions classified by EIX as being in the executive compensation bands.

         "Performance Period" is the three-year period commencing January 1, 2002 and ending December 31, 2004.

         "SCE" means Southern California Edison Company.

         Other capitalized terms are defined in the text below.

         3.     Award Eligibility.  To be eligible for an incentive award under this Agreement, TRM must have been employed by EC, EME or another EIX Company for the entire Performance Period.  Notwithstanding the foregoing, a partial award may be paid in the discretion of the Board and the Committee if TRM dies or becomes totally disabled during the Performance Period while employed by an EIX Company, or if TRM's employment by an EIX Company is terminated for reasons other than fraud or other misconduct, and he does not then remain as an employee of another
EIX Company.  If the Board and the Committee elect to make a partial award, the award computation described in
Section 6 shall be truncated as deemed appropriate in the discretion of the Board and Committee to determine such award.

         4.     Performance Units.  An unfunded Performance Unit account will be established for TRM and such account will be credited on the effective date with 29,113 EIX Performance Units ("Target Award").  To acknowledge and reflect the fact that TRM's position at EC and/or EME may change during the Performance Period, the Target Award shall be subject to adjustment as follows:

         (a)    for each full month during the Performance Period after July 31, 2002, in which TRM serves as CEO or
President of EC, and is not on the Executive Payroll of EME, the Target Award will be increased by 4,016 Performance
Units; and

         (b)    for each full month during the Performance Period in which TRM is not on the Executive Payroll of EC, the Target Award will be reduced by 809 Performance Units.

         The number of Performance Units adjusted in accordance with the preceding sentence is referred to herein as the "Adjusted Target Award."  Exhibit A contains illustrations of how adjustments would be made in two hypothetical situations.

         5.     Dividend Equivalents.  An unfunded dividend equivalents account will be established for TRM.  This account will be credited with the amount of dividends that would have been paid on the number of shares of EIX common stock equivalent to TRM's Target Award for each quarter thereafter during the Performance Period in which a dividend is declared on EIX common stock.  The Dividend Equivalents will be credited on the ex-dividend date and will accumulate in this account without interest until payment.  Dividend equivalents to be paid will be reduced or increased to the amount that would have been accumulated and paid on the Final Performance Award Units determined pursuant to Section 6.

         6.     Award Determination.  The final EIX Performance Unit award level will be determined during the first quarter of the year following the end of the Performance Period.  With input from the Board, the Committee will review the performance of EC over the Performance Period, guided by the level of achievement of the corporate goals and objectives established from time-to-time by the Board.  With input from the Board, the Committee will also consider TRM's individual performance as CEO, President or in other executive capacities at EC during the Performance
Period.  The Committee and the Board may take into consideration any factors they deem relevant to their evaluation of the performance of EC and TRM.  The Adjusted Target Award will then be multiplied by a performance factor to be determined in the discretion of the Committee (as described above) ranging from 0 to 2.  The resulting number of EIX
Performance Units (the "Final Performance Award Units") will be the basis of TRM's final award payment.

         7.  Approval and Payment.  The incentive award and accumulated dividend equivalents will be paid to TRM as soon as practicable, but no later than 60 days, following approval by the Committee and Board of the performance factor and the Final Performance Award Units as provided in Section 6.  The value to be paid for each Performance
Unit will be based on the average of the closing prices of EIX common stock during the last 60 business days of
2004.  Payment will be made in cash except

to the extent TRM has previously elected to defer payment of some or all of the payment as a special award under the terms of the EIX Executive Deferred Compensation Plan, or to the extent the Committee elects to defer payment of some or all of the award; provided, however, that the Committee may not elect such deferral unless EC then has a Standard & Poor's investment grade credit rating of at least BBB+, or its equivalent Moody's rating, or unless payment of the deferred award is guaranteed by EIX.  Awards made will be subject to any income or payroll tax withholding or other deductions as may be required by Federal, State or local law.

         The award payable to TRM under this Agreement shall constitute an unsecured general obligation of EC, and no special fund or trust will be created, nor will any notes or securities be issued with respect to any award.
Notwithstanding any other provision in this Agreement, the maximum award payable shall be $1,000,000, adjusted as follows:

         (a)    For each full month during the Performance Period after July 31, 2002, in which TRM serves as CEO or
President of EC, and is not on the Executive Payroll of EME, the maximum award payable will be increased by $137,931.

         (b)    For each full month during the Performance Period, in which TRM is not on the Executive Payroll of
EC, the maximum award payable will be reduced by $27,778.

         8.  Effect on Other Plans.  Any award under this Agreement will not be considered to be salary or other compensation for the purpose of computing benefits to which TRM may be entitled under any plan or arrangement for the benefit of employees of EIX or any of its affiliates if such plan or arrangement is a plan qualified under Section
401(a) of the Code and is a trust exempt from Federal income tax under Section 501(a) of the Code, including but not limited to the SCE Retirement Plan and the SCE Stock Savings Plus Plan.

         Solely for the purposes of the allocation described in this sentence, one-third of TRM's payment under this
Agreement shall be allocated and considered as being the EC portion of the incentive award component used in calculations for purposes of the SCE Executive Retirement Plan, or any other nonqualified executive compensation benefit plan or program of EIX or any of its affiliates in which TRM participates for each year during the Performance Period.  If the award is truncated, a proportionate adjustment will be made to the amount recognized by such plans.

         9.  Modifications and Adjustments.  In order to ensure the incentive features of this Agreement, avoid distortion in its operation and compensate for or reflect extraordinary changes which may have occurred during the
Performance Period, the Board, with the concurrence of the Committee, may make adjustments to the terms and conditions of this Agreement before, during or after the end of the Performance Period to the extent it determines appropriate in its sole discretion.

         If the outstanding shares of EIX common stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of common stock or other securities, through merger, consolidation, sale of all or substantially all of the property of EIX, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of common stock or other securities, an appropriate and proportionate adjustment in the terms of the Agreement shall be made by the Board and the Committee.

         In the event that EC is liquidated; all or substantially all of EC's assets are sold in one or a series of related transactions; or another transaction occurs, the result of which is that EIX no longer directly or indirectly controls more than fifty percent of the combined voting power of the voting securities of EC (or the surviving entity) outstanding immediately after such liquidation, sale or other transaction, a partial award may be paid in the discretion of the Board and the Committee.  If the Board and the Committee elect to make a partial award, the award computation described in Section 6 shall be truncated as deemed appropriate in the discretion of the Board and
Committee to determine such award.

         10.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of EC and TRM.  Notwithstanding the foregoing, any right to receive payment hereunder is hereby expressly declared to be personal, nonassignable and nontransferable, except by will, intestacy, or as otherwise required by law, and in the event of any attempted assignment, alienation or transfer of such rights contrary to the provisions hereof, EC shall have no further liability for payments hereunder.

         11.  Beneficiaries.  Any award approved following the death of TRM will be made to TRM's most recently designated beneficiary or beneficiaries under the EIX Equity Compensation Plan.  If no beneficiary has been designated by TRM, or if no beneficiary survives TRM, or if a designated beneficiary should die after surviving TRM but before the award has been paid, any award approved will be paid in a lump-sum payment to TRM's estate as soon as practicable.

         12.  Capacity.  If any person entitled to payments under this Agreement is incapacitated and unable to use such payments in his or her own best interest, EC may direct that payments (or any portion) be made to that person's legal guardian or conservator, or that person's spouse, as an alternative to the payment to the person unable to use the payments.  Court-appointed guardianship or conservatorship may be required by EC before payment is made.  EC shall have no obligation to supervise the use of such payments.

         13.  No Right of Employment.  Nothing contained herein shall be construed as conferring upon TRM the right to continue in the employ of EC (or any other EIX Company) as an officer or in any other capacity.

         14.  Severability and Controlling Law.  The various provisions of this Agreement are severable in their entirety.  Any determination of invalidity or unenforceability of any one provision will have no effect on the continuing force and effect of the remaining provisions.  This Agreement shall be governed by the laws of the State of California.

         IN WITNESS WHEREOF, TRM and the undersigned duly authorized officer of EC have executed this Agreement on this 23rd day of December, 2002, in the City of Irvine, State of California.

THOMAS R. McDANIEL                                           EDISON CAPITAL

/s/ THOMAS R. McDANIEL                                       BY:  /s/ LARRY C. MOUNT

                                                                                                        EXHIBIT A

                                         TARGET AWARD ADJUSTMENT ILLUSTRATIONS

         The following are illustrations of adjustment calculations pursuant to Sections 4 and 7 (assume referenced employment terminations are at company's request, not for misconduct or fraud).

Hypothetical A:

         TRM remains as EC's CEO until 12-31-03, when his employment at EC ends.  TRM continues as CEO of EME through the end of 2004.

         Adjustment to EC Target Award
                       12 months x 809 units =     9,708 units
                  29,113 units - 9,708 units =    19,405 units =        Final EC Performance
                                                                        Award Units

         Adjustment to Maximum Award Payment
                        12 months x $27,778 =    $333,336
                      $1,000,000 - $333,336 =    $666,664      =        Maximum EC Award
                                                                        Payment

Hypothetical B:

         TRM continues as EC's CEO through 2004; but he ceases to be CEO of EME on 12-31-03, when his employment by
EME also terminates.

         Adjustment to EC Target Award
                  12 months x 4,016 units =     48,192 units
                    29,113 units + 48,192 =    77,305 units   =         Final EC Performance
                                                                        Award Units

         Adjustment to Maximum Award Payment
                      12 months x $137,931 =    $1,655,172
                  $1,000,000 + $1,655,172 =     $2,655,172    =         Maximum EC Award
                                                                        Payment